EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 13, 2015

By:	/s/ Harvey B. Cash
Name:	Harvey B. Cash	INTERWEST PARTNERS VIII, LP
		By:	InterWest Management Partners VIII, LLC its General Partner
By:	/s/ Philip T. Gianos
Name:	Philip T. Gianos
		By:	/s/ W. Stephen Holmes
By:	/s/ W. Stephen Holmes		Managing Director
Name:	W. Stephen Holmes
INTERWEST INVESTORS VIII, LP
By:	/s/ Gilbert H. Kliman	By:	InterWest Management Partners VIII, LLC
Name:	Gilbert H. Kliman		its General Partner

By:	/s/ Arnold L. Oronsky	By:	/s/ W. Stephen Holmes
Name:	Arnold L. Oronsky		Managing Director

INTERWEST INVESTORS Q VIII, LP
		By:	InterWest Management Partners VIII, LLC
its General Partner

		By:	/s/ W. Stephen Holmes
Managing Director

INTERWEST MANAGEMENT PARTNERS VIII, LLC

		By:	/s/ W. Stephen Holmes
Managing Director